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                                                                   EXHIBIT 10.23
                                  ONELIST, INC.

           FIRST AMENDED AND RESTATED COMMON STOCK PURCHASE AGREEMENT

        THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made as of December 24, 1998, at Palo Alto, California, by and among ONElist, Inc., a California corporation (the "Company"), and the individuals set forth on the Schedule of Purchasers attached hereto as Schedule I (collectively, the "Purchasers" and individually a "Purchaser").

        WHERE AS, the Purchasers purchased shares of the Company's Common Stock in exchange for cash or the contribution of assets to the Company pursuant to that certain Common Stock Purchase Agreement by and among the Company and the Purchasers dated as of July 10, 1998 (the "Prior Agreement").

        WHEREAS, the Purchasers are employees of the Company, and the Purchaser's continued participation is considered by the Company to be important for the Company's continued growth.

        NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

        1. Sale of Stock. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchasers, and Purchasers hereby agree to purchase from the Company, up to Two Million (2,000,000) shares of Common Stock, $0.001 par value (the "Shares"), for the price of Ten Cents ($0.10) per share, to be allocated among the Purchasers and for the aggregate consideration set forth on Schedule I attached hereto across from each Purchaser's name.

        2. Repurchase Option

             (a) Subject to the provisions of Section 3, below, in the event the Purchaser's continuous status as an employee terminates for any or no reason (including death or disability) before all of the Shares are released from the Company's repurchase option (see Section 3), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option for a period of sixty (60) days from such date to repurchase up to that number of shares which constitute the Unreleased Shares (as defined in Section 3) at the original purchase price per share (the "Repurchase Price"). Said option shall be exercised by the Company by delivering written notice to the Purchaser or the Purchaser's executor (with a copy to the Escrow Holder (as defined in Section 5)) AND, at the Company's option, (i) by delivering to the Purchaser or the Purchaser's executor a check in the amount of the aggregate Repurchase Price, or (ii) by the Company canceling an amount of the Purchaser's indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

             (b) Whenever the Company shall have the right to repurchase Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or apart of the Company's purchase rights under this Agreement and purchase all or a part of such Shares. If the Fair Market Value of the Shares to be repurchased on the date of such designation or assignment (the "Repurchase FMV") exceeds the aggregate Repurchase Price of such Shares, then each such designee or assignee shall pay the Company cash equal to the difference between the Repurchase FMV and the aggregate Repurchase Price of such Shares.

        3. Release of Shares From Repurchase Option.

             (a) Twenty Five percent (25%) of the Shares shall be released from the Company's repurchase option as of the date of this Agreement. 1/48th of the Shares shall be released on the first day of each month commencing on the thirteenth month after the date of this Agreement and each month thereafter, provided in each case that the Purchaser's continuous status as an employee has not terminated prior to the date of any such release. Any of the Shares which have not yet been released from the Company's repurchase option are referred to herein as "Unreleased Shares."

             (b) In addition, if the Employee's employment with the Company terminates as a result of Involuntary Termination (as that terms is defined in that certain Employment Agreement between the Company and the Purchaser of even date


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herewith), within one year of a Change in Control (as defined below), the
Unreleased Shares, if any, shall be automatically released. For purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events:

                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing seventy five percent (75%) or more of the total voting power represented by the Company's then outstanding voting securities; provided, however, that a Change in Control shall be deemed to occur in the event any one individual becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing seventy percent (70%) or more of the voting power represented by the Company's then outstanding voting securities; or

                  (ii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy percent (70%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

             (c) In addition, if the Purchaser's employment with the Company terminates as a result of Involuntary Termination (as that terms is defined in that certain Employment Agreement between the Company and the Purchaser of even date herewith), then that number of shares as would have been released from the Company's repurchase option had the Purchaser remained an employee of the Company for a period of ninety (90) days from the date of termination shall be immediately released from the Company's repurchase option.

             (d) The Shares which have been released from the Company's repurchase option shall be delivered to the Purchaser at the Purchaser's request (see Section 5).

        4. Restriction on Transfer. Except for the escrow described in Section
5 or transfer of the Shares to the Company or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of such Shares from the Company's repurchase option in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution.

        5. Escrow of Shares.

             (a) To ensure the availability for delivery of the Purchaser's Unreleased Shares upon repurchase by the Company pursuant to the Company's repurchase option under Section 2 above, the Purchaser shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the "Escrow Holder") the share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A-2. The Unreleased Shares and stock assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit A-3 hereto, until such time as the Company's repurchase option expires. As a further condition to the Company's obligations under this Agreement, the spouse of Purchaser, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A4.

             (b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow and while acting in good faith and in the exercise of its judgment.

             (c) If the Company or any assignee exercises its repurchase option hereunder, the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

             (d) When the repurchase option has been exercised or expires unexercised or a portion of the Shares has been released from such repurchase option, upon Purchaser's request the Escrow Holder shall promptly cause a new certificate to be issued for such released Shares and shall deliver such certificate to the Company or the Purchaser, as the case may be.

             (e) Subject to the terms hereof, the Purchaser shall have all the rights of a shareholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's repurchase option, there is (i) any stock dividend, stock split


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or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and the Company's repurchase option.

        6. Closing. The closing of the purchase and sale of the Shares pursuant to Section I hereof (the "Closing") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California at 1:00 p.m. local time, on July 10, 1998 or at such other time and place as the Company and the Purchasers shall agree (the "Closing Date").

        7. Delivery. At the Closing, the Company will deliver to each Purchaser a certificate or certificates, registered in such Purchaser's name as set forth on the Schedule of Purchasers, representing the number of Shares designated in the Schedule of Purchasers to be purchased by such Purchaser at the Closing, against payment of the purchase price therefor, by check payable to the Company or contribution of assets, as described in the Schedule of Purchasers.

        8. Representations and Warranties of the Company. In connection with the issuance and sale of Shares, the Company represents to the Purchasers the following:

             (a) Corporate Existence. Seller is a corporation duly incorporated and validly existing under the laws of the State of California.

             (b) Corporate Authority. The execution, delivery and performance of this Agreement, and all other instruments or documents required in connection herewith are authorized, are within the corporate powers of the Company and are not in contravention of law, of the Articles of Incorporation of the Company, or its By Laws, or any amendment thereto, or of any indenture, agreement, or undertaking to which the Company is a party or may otherwise be bound.

             (c) Binding Obligations. This Agreement and each other instrument or document required in connection herewith are valid and binding obligations of the Company and each is fully enforceable in accordance with its terms and conditions, except as limited by applicable bankruptcy, insolvency, reorganization and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

             (d) Section 351 Filings. The Company shall comply with the tax filing requirements which are necessary to qualify the transfer of assets to the Company by Mark Fletcher under Section 351 of the I.R.C.

        9. Investment Representations. In connection with the purchase of the Shares, each Purchaser represents to the Company the following (except with respect to 5(f)):

             (a) Information. Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser is purchasing the Shares for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

             (b) RU. Purchaser recognizes that the investment in the Shares involves substantial risks, among other matters: (i) the speculative nature of the investment in the Shares; (ii) the fact that no public market now exists for any of the securities issued by Company and that a public market may never exist for the same; (iii) the financial hazards involved; (iv) the lack of liquidity of the Shares and the restrictions upon transferability thereof; and (v) tax consequences of the investment.

             (c) Financial Ability. Purchaser has adequate means for providing for Purchaser's current needs and possible contingencies and Purchaser has no need for liquidity in this investment. Purchaser can, for an indefinite period of time, bear the economic risks of this investment in the Shares.

             (d) Registration. Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. In this connection, Purchaser understands that, in view of the Securities and Exchange Commission ("Commission"), the statutory basis for such exemption may not be present if Purchaser's representations meant that Purchaser's present intention was to hold the Shares for a minimum capital gains period under applicable tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

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             (e) Liquidity; Restriction on Transfer. Purchaser further
acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. Purchaser understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

             (f) Title to Property and Assets. Mark Fletcher has good and marketable title to all of the properties and assets listed on Schedule II attached hereto, free and clear of all mortgages, liens and encumbrances. Such properties and assets are in good condition and repair in all material respects.

             (g) Section 351. Mark Fletcher shall comply with the tax filing requirements which are necessary to qualify his transfer of assets to the Company under Section 351 of the I.R.C.

        10. Closing Conditions. The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the assignment by Mark Fletcher of any and all rights held by him to the property listed on Schedule II attached hereto.

        11. Stock Certificate Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends:

             (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

             (b) "SALE, TRANSFER OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY CERTAIN PROVISIONS OF THE COMPANY'S BYLAWS, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY, AND ALL OF SUCH PROVISIONS ARE HEREBY INCORPORATED BY REFERENCE."

             (c) Any legend required by any applicable state securities laws.

        12. Market Stand Off Agreement. Each Purchaser agrees in connection with any registration of the Company's securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, pledge (or otherwise encumber or hypothecate), grant any option for the purchase of, or otherwise dispose of any shares (other than those included in the registration) without the prior written consent of the managing underwriter of such offering (for a period not to exceed 180 days) from the effective date of such registration.

        13. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Shares which may be made by the Company after the date of this Agreement.

        14. Tax Consequences. Each Purchaser has reviewed with such Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Each Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

        15. CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA



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CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY
CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO
EXEMPT.

        16. General Provisions.

             (a) Governing law. This Agreement shall be governed by the laws of the State of California.

             (b) Notices. Any notice, demand or request required or permitted to be given by either the Company or a Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed, if to the Company, then to the address below and if to the Purchasers at the addresses of the Purchasers set forth in the Schedule of Purchasers or such other address as the Purchasers may request by notifying the Company in writing.

Onelist, Inc.
Attn: Mark Fletcher
374 Genoa Drive
Redwood City, CA 94065

with a copy to:

Wilson. Sonsini Goodrich & Rosati
Professional Corporation
Attn: Henry P. Massey, Jr., Esq.
650 Page Mill Road
Palo Alto, California 94304

             (c) Successors and Assigns. The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Purchasers under this Agreement may only be assigned with the prior written consent of the Company and any purported transfer otherwise shall be null and void.

             (d) Waive. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

             (e) Further Documents. Each Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

             (f) Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the holders of a majority of the Shares purchased hereunder.

             (g) Expenses. The Company and each Purchaser shall each bear his, her or its own expenses and legal fees incurred on his, her or its behalf with respect to this Agreement and the transactions contemplated hereby.

             (h) Counterparts. This Agreement may be executed in any number of Counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

             (i) Termination of Prior Agreement. This Agreement terminates the Prior Agreement, supersedes the Prior Agreement and the Prior Agreement is hereby rendered void.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

Onelist INC. a California corporation


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By:

Mark Fletcher, Chief Executive Officer

PURCHASERS:

By:
   --------------------------------------

Mark Fletcher

By:
   --------------------------------------


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SCHEDULE

SCHEDULE OF PURCHASERS

Name and Address of Purchaser Shares             Purchase Price
Mark A. Fletcher                            1,500,000                 $150,000*
374 Genoa Drive
Redwood City, CA 94065
Scott M. Shambarger                         500,000                     $50,000
811 Lombardi Lane
Hillsborough, CA 94010
        Totals                              2,000,000                  $200,000

* Purchaser transferred property and assets to the Company as consideration for the shares.